UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Soliciting Material under § 240.14a-12

Greystone Housing Impact Investors LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

Notice of Consent Solicitation

To the Beneficial Unit Certificate Holders of Greystone Housing Impact Investors LP:

We are pleased to send you and the other beneficial unit certificate holders (“BUC Holders”) of Greystone Housing Impact Investors LP (the “Partnership,” “we,” “us,” or “our”) these consent solicitation materials to solicit your consent for the sole purpose of approving and adopting an amendment to the Amended and Restated Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Incentive Plan”) to extend the term of the Incentive Plan to June 24, 2027.

We believe that equity compensation is important to assist the Partnership in attracting, retaining, and motivating our officers and the employees and managers of Greystone AF Manager LLC (“Greystone Manager”), which is the general partner of our general partner, America First Capital Associates Limited Partnership Two (the “General Partner”), who will contribute to our long-term success. We further believe that providing our officers and the employees and managers of Greystone Manager with a proprietary interest in the growth and performance of the Partnership aligns their interests with the interests of our BUC Holders and enhances BUC Holder value. Under the current terms of the Incentive Plan, the Incentive Plan will expire on June 24, 2025. Approval of the amendment will permit the Partnership to continue to make equity incentive awards to our officers, employees, and managers for an additional two years under the Incentive Plan, without requesting an increase in the number of BUCs authorized for issuance under the plan, in order to achieve the objectives described above. The Incentive Plan is described in more detail in the accompanying consent solicitation statement.

If the proposal to amend the Incentive Plan is approved by the BUC Holders, the amendment will become effective and incorporated into the Incentive Plan on the date of such approval.

Only BUC Holders of record as of the close of business on April 28, 2025 are entitled to receive notice of and to vote in the consent solicitation. The board of managers of Greystone Manager unanimously approved the Incentive Plan amendment proposal and determined that such proposal is in the best interests of the Partnership and its BUC Holders.

YOUR VOTE IS VERY IMPORTANT. The affirmative vote of the holders of a majority of the beneficial unit certificates representing assigned limited partnership interests in the Partnership (“BUCs”) issued and outstanding as of the close of business on the record date is required to approve the Incentive Plan amendment proposal. Failure to vote on the proposal will have the same effect as a vote against the proposal. Therefore, we encourage you to review the accompanying Consent Solicitation Statement and to vote as soon as possible. You may vote your BUCs by following the instructions provided in the Notice of Internet Availability of Consent Materials you received in the mail. If you received the consent solicitation materials by mail, you may either vote on the Internet at the website identified above, by telephone, or by completing, signing, dating, and returning the enclosed consent form by mail. If you hold your BUCs in “street name” with a bank, broker, or other nominee, and you wish to vote in the consent solicitation, you will need to follow the instructions provided by your bank, broker, or other nominee in order to vote your BUCs.

The consent solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on June 16, 2025 (the “Expiration Date”). The consent solicitation may be extended by Greystone Manager for a specified period of time or on a daily basis until the consents necessary to adopt the Incentive Plan amendment proposal have been received. You may revoke your consent at any time up to 11:59 p.m. EDT on the Expiration Date.

The board of managers of Greystone Manager, the general partner of the General Partner, recommends that BUC Holders vote “FOR” the approval of the Incentive Plan amendment proposal.

By Order of the Board of Managers of Greystone AF Manager LLC, the general partner of the General Partner of the Partnership,

Kenneth C. Rogozinski

Chief Executive Officer of

Greystone Housing Impact Investors LP

Omaha, Nebraska
April 30, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
CONSENT SOLICITATION MATERIALS FOR THE CONSENT SOLICITATION

EXPIRING ON JUNE 16, 2025

The Notice of Consent Solicitation and the Consent Solicitation Statement for the
Consent Solicitation are available at https://www.astproxyportal.com/ast/26777.

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

Consent Solicitation Statement

This Consent Solicitation Statement is being furnished to the beneficial unit certificate holders (“BUC Holders”) of Greystone Housing Impact Investors LP (the “Partnership,” “we,” “us,” or “our”) as of the close of business on April 28, 2025 (the “Record Date”) in connection with the solicitation of consents (the “Consent Solicitation”) of the BUC Holders for the sole purpose of approving and adopting an amendment to the Amended and Restated Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Incentive Plan”) to extend the term of the Incentive Plan to June 24, 2027.

This Consent Solicitation Statement and the accompanying form of Consent are first being made available to BUC Holders on or about April 30, 2025. Beginning on or about April 30, 2025, we mailed a Notice of Internet Availability of Consent Materials to our BUC Holders containing instructions on how to access this Consent Solicitation Statement and vote online. The notice also provides instructions on how to request a paper copy of these documents if you desire.

If the proposal to amend the Incentive Plan is approved by the BUC Holders, the amendment will become effective and incorporated into the Incentive Plan on the date of such approval. If the proposal is not approved by the BUC Holders, then the Incentive Plan will expire on June 24, 2025 and we will not be able to grant equity awards to the officers, employees, and managers who perform services for the Partnership after that date.

The accompanying consent is being solicited on behalf of the Board of Managers (the “Board”) of Greystone AF Manager LLC (“Greystone Manager”), which is the general partner of America First Capital Associates Limited Partnership Two (the “General Partner”), which is the general partner of the Partnership. Only BUC Holders of record as of the close of business on the Record Date are entitled to receive notice of and to vote in the Consent Solicitation. Adoption of the proposal to amend the Incentive Plan requires the affirmative vote of the holders of a majority of the beneficial unit certificates representing assigned limited partnership interests in the Partnership (“BUCs”) issued and outstanding as of the close of business on the Record Date.

The Board has unanimously approved the proposal to amend the Incentive Plan and determined that such proposal is in the best interests of the Partnership and its BUC Holders. The Board recommends that BUC Holders vote “FOR” the approval of the Incentive Plan amendment proposal. This Consent Solicitation will expire at, and your consent must be received by, 11:59 p.m. Eastern Daylight Time (EDT) on June 16, 2025 (the “Expiration Date”). Greystone Manager, on behalf of the Partnership, may extend this Consent Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Incentive Plan amendment proposal have been received. You may revoke your consent at any time up to 11:59 p.m. EDT on the Expiration Date.

If you have any questions about this Consent Solicitation Statement, please call D.F. King & Co., Inc. at (888) 644-5854 or by sending an email to GHI@dfking.com. Alternatively, BUC Holders may call Jesse A. Coury, Chief Financial Officer of the Partnership, at (402) 952-1235. This Consent Solicitation Statement is dated April 30, 2025.

SUMMARY

The following summary highlights selected information in this Consent Solicitation Statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this entire Consent Solicitation Statement, its appendices, and the documents referred to in this Consent Solicitation Statement before you decide how to vote. You may obtain the information referred to in this Consent Solicitation Statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 30.

The Partnership

The Partnership was formed in 1998 for the primary purpose of acquiring a portfolio of mortgage revenue bonds (“MRBs”) that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily housing, seniors housing and commercial properties. The Partnership also invests in governmental issuer loans (“GILs”), which are similar to MRBs, to provide construction financing for affordable multifamily properties. We expect and believe the interest received on our MRBs and GILs is excludable from gross income for federal income tax purposes. We also invest in other types of securities that may or may not be secured by real estate and may make property loans to multifamily properties which may or may not be financed by MRBs or GILs held by us and may or may not be secured by real estate. We expect that a majority of all assets held by us are and will continue to be considered eligible for regulatory credit under the Community Reinvestment Act of 1977.

The Partnership also makes noncontrolling equity investments in unconsolidated joint venture entities owned by the Partnership for the construction, stabilization, and ultimate sale of market-rate multifamily properties. The Partnership is entitled to distributions if, and when, cash is available for distribution either through operations, a refinance, or a sale of the property. In addition, the Partnership may acquire and hold interests in multifamily, student, or senior citizen residential properties until the “highest and best use” can be determined by management.

Our principal executive office is located at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, and our telephone number is (402) 952-1235. Our general partner is America First Capital Associates Limited Partnership Two, which is a subsidiary of Greystone AF Manager LLC. We maintain a website at www.ghiinvestors.com, where certain information about us is available. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Consent Solicitation Statement or any other report or document we file with or furnish to the SEC.

Incentive Plan Amendment Proposal (page 15)

We are asking BUC Holders to approve and adopt an amendment to the Incentive Plan to extend the term of the Incentive Plan to June 24, 2027. This proposal is referred to in this document as the “Incentive Plan Amendment Proposal.” The purpose of the Incentive Plan is to promote the interests of the Partnership, Greystone Manager, and their affiliates by providing to employees and/or managers incentive compensation awards based on BUCs to encourage superior performance. The Incentive Plan also enhances the ability of the Partnership and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries. In this regard, the Incentive Plan is designed to align directly the long-term compensation of the plan participants with the long-term interests of our BUC Holders.

Under the current terms of the Incentive Plan, the Incentive Plan will expire on June 24, 2025. Approval of the amendment will permit the Partnership to continue to make equity incentive awards to our officers, employees, and managers for an additional two years under the Incentive Plan, without requesting an increase in the number of BUCs authorized for issuance under the plan, in order to achieve the objectives described above.

The proposed First Amendment to the Incentive Plan (the “Amendment”), and the full text of the Incentive Plan, are attached as Appendix A and Appendix B, respectively, to this Consent Solicitation Statement and are incorporated into this Consent Solicitation Statement by reference. You are encouraged to read the Amendment and the Incentive Plan in their entirety.

See “Approval of the Incentive Plan Amendment Proposal” beginning on page 15 for additional information.

Interests of Certain Managers and Executive Officers in the Proposal (page 21)

You should be aware that certain of the executive officers of the Partnership and the managers of Greystone Manager have interests in the Incentive Plan Amendment Proposal that may differ from, or may be in addition to, the interests of our BUC Holders generally. In particular, in considering the recommendation of the Board relating to the Incentive Plan Amendment Proposal, you should be aware that the officers and employees of the Partnership, the General Partner, the Partnership, their affiliates, and our subsidiaries, as well as the members of the Board, will continue to be eligible to receive awards under the Incentive Plan if the Amendment is approved by our BUC Holders. Accordingly, the members of the Board and the officers and employees of the Partnership, the General Partner, Greystone Manager, and their affiliates have a substantial interest in the approval of the Incentive Plan Amendment Proposal. These interests are more fully described in this Consent Solicitation Statement under the heading “Approval of the Incentive Plan Amendment Proposal – Interests of Certain Managers and Executive Officers in the Incentive Plan Amendment Proposal” beginning on page 21.

Required Vote (page 10)

Approval and adoption of the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Recommendation of the Board of Managers (page 9)

Based on the reasons discussed elsewhere in this Consent Solicitation Statement, the Board has determined that the approval and adoption of the Incentive Plan Amendment Proposal is in the best interests of the Partnership and its BUC Holders and recommends that the Partnership’s BUC Holders vote “FOR” the approval of the Incentive Plan Amendment Proposal. The Board has unanimously approved the Incentive Plan Amendment Proposal.

Management Structure

The Partnership is managed by the General Partner, which is managed by its general partner, Greystone Manager. The members of the Board of Greystone Manager act as the directors of the Partnership. The Partnership’s executive officers are Kenneth C. Rogozinski, the Chief Executive Officer, and Jesse A. Coury, the Chief Financial Officer. Mr. Rogozinski and Mr. Coury are employees, but not executive officers, of Greystone Manager. Under the terms of the Partnership’s Second Amended and Restated Agreement of Limited Partnership dated as of December 5, 2022, as further amended (the “Limited Partnership Agreement”), other than pursuant to awards under the Incentive Plan, the Partnership is not permitted to provide any compensation to executive officers of Greystone Manager, or to any limited partners of the General Partner. In this regard, the compensation of the executive officers of the Partnership is determined exclusively by Greystone Manager and the Partnership reimburses Greystone Manager for services provided by the Partnership’s executive officers. Accordingly, the Partnership does not have an executive compensation program for its executive officers that is controlled by the Partnership.

[Remainder of Page Intentionally Left Blank]

The chart below depicts our ownership structure and the relationships described in the previous paragraph, as of the date of this Consent Solicitation Statement:

Greystone Manager’s Board effectively acts as our board of directors. Although Greystone Manager is not a public company and its securities are not listed on any stock market or otherwise publicly traded, its Board is constituted in a manner that complies with the rules of the SEC and the New York Stock Exchange (“NYSE”) related to public companies with securities listed on that exchange in order for the Partnership and its BUCs to comply with these rules. Among other things, a majority of Greystone Manager’s Board consists of managers who meet the definitions of independence under the rules of the SEC and the NYSE. These independent managers are W. Kimball Griffith, Robert K. Jacobsen, Steven C. Lilly, and Deborah A. Wilson.

Additional Information (page 30)

You can find more information about the Partnership in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 30.

DELIVERY OF CONSENT SOLICITATION MATERIALS

On or about April 30, 2025, we mailed a Notice of Internet Availability of Consent Materials to our BUC Holders containing instructions on how to access the consent solicitation materials and vote online. We made these consent solicitation materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of consents by Greystone Manager’s Board for this consent solicitation.

At the time we begin mailing our Notice of Internet Availability of Consent Materials, we will also first make available on the Internet at https://www.astproxyportal.com/ast/26777, as well as on our website at http://www.ghiinvestors.com, the Notice of Consent Solicitation and Consent Solicitation Statement. Any BUC Holder may also request a printed copy of these materials, without charge, by sending an email to Jesse.Coury@greyco.com or by following the instructions included in the Notice of Internet Availability of Consent Materials.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

Q:	What is the purpose of this Consent Solicitation Statement?

A:

We are asking BUC Holders to consider and consent to a proposal to approve and adopt an amendment to the Incentive Plan to extend the term of the Incentive Plan to June 24, 2027. Approval of the Incentive Plan Amendment Proposal will permit the Partnership to continue to make equity incentive awards to our officers, employees, and managers for an additional two years under the Incentive Plan, without requesting an increase in the number of BUCs authorized for issuance under the plan. This will continue to assist the Partnership in attracting, retaining, and motivating our officers and the employees and managers of Greystone Manager, which operates to align their interests with the interests of our BUC Holders to enhance BUC Holder value.

Upon BUC Holder approval of the Incentive Plan Amendment Proposal, the amendment will become effective and incorporated into the Incentive Plan on the date of such approval. This Consent Solicitation Statement includes information that we are required to provide you under the rules of the SEC.

Q:	Who is entitled to vote?

A:

You will be entitled to vote on the Incentive Plan Amendment Proposal if you held BUCs of the Partnership as of the close of business on the Record Date, which is April 28, 2025. As of the Record Date, a total of 23,397,437 BUCs were issued and outstanding and entitled to vote in this Consent Solicitation. We expect that some of Greystone Manager’s employees may solicit BUC Holders personally, by mail, by telephone, or by other means, but none of these employees will receive any additional or special compensation for doing so. In addition, the Partnership has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in soliciting consents and has agreed to pay them a fee for their services.

Q:	What vote is required?

A:

Approval and adoption of the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date (the “Required Consent”). Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Q:	What are broker non-votes?

A:

Generally, broker non-votes occur when BUCs held for a beneficial owner in “street name” (that is, by a broker, bank, or other nominee, which we refer to as your “broker”), are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those BUCs. Typically, a broker is entitled to vote BUCs held for a beneficial owner on routine matters without instructions from the beneficial owner of those BUCs. However, under the rules of the NYSE, the Incentive Plan Amendment Proposal is not considered a routine matter and brokers are not entitled to vote BUCs held for a beneficial owner on this matter without instructions from the beneficial owner of the BUCs.

Because the proposal for the Consent Solicitation is non-routine and non-discretionary, broker non-votes will not occur with respect to the proposal in the event that a broker does not receive voting instructions for the proposal. In such an event, the BUCs will not be voted for the uninstructed proposal. If your BUCs are held in “street name,” your broker or other nominee will vote your BUCs on the proposal only if you provide instructions on how to vote on such proposal. If you fail to give any voting instructions to your broker with respect to any BUCs held in “street name,” those BUCs will not be voted in the Consent Solicitation.

Q:	If the proposal is approved, when will the Incentive Plan amendment become effective?

A:

If the Incentive Plan Amendment Proposal is approved by the BUC Holders, the amendment will become effective and incorporated into the Incentive Plan on the date of such approval, which we expect to be on the Expiration Date of the Consent Solicitation, or June 16, 2025. We will notify the BUC Holders of the results of this Consent Solicitation promptly after the Expiration Date.

Q:	What happens if the Incentive Plan Amendment Proposal is not approved?

A:

If the Incentive Plan Amendment Proposal is not approved, then the Incentive Plan will expire on June 24, 2025 and the Partnership will no longer be able to make equity incentive compensation awards to employees, officers, and managers of the Partnership and its affiliates after June 24, 2025. In that eventuality, the Partnership or Greystone Manager may be required to significantly increase the cash compensation of the employees and officers who perform services for the Partnership in order for us to remain competitive and to appropriately compensate our officers and the employees and managers of Greystone Manager.

Q:	Who pays for the costs of this Consent Solicitation?

A:

The Partnership will bear all the costs of this Consent Solicitation, including, but not limited to, the costs of preparing and mailing this Consent Solicitation Statement and the fees of approximately $35,800 for consent solicitation services.

Q:	When is the deadline to deliver my vote?

A:

The Consent Solicitation will expire at, and your consent must be received by the Expiration Date, which is 11:59 p.m. EDT on June 16, 2025. The Consent Solicitation may be extended by Greystone Manager, on behalf of the Partnership, for a specified period of time or on a daily basis until the consents necessary to approve the Incentive Plan Amendment Proposal have been received. You may revoke your consent at any time up to the Partnership’s receipt of the Required Consent.

Q:	How do I vote?

A:

You may vote your BUCs on the Internet by following the instructions included in the Notice of Internet Availability of Consent Materials. Alternatively, if you received this Consent Solicitation Statement by mail, you may either vote on the Internet or by telephone at as described in the Notice of Internet Availability of Consent Materials that was sent to you, or by completing, signing, dating, and returning the enclosed consent card by mail. If you hold your BUCs in “street name” with a bank, broker, or other nominee, and you wish to vote in the Consent Solicitation, you will need to follow the instructions provided by your bank, broker, or other nominee in order to vote your BUCs. Because the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date is required to approve the Incentive Plan Amendment Proposal, the failure to sign and return a consent form, abstaining with respect to the proposal, or the failure to otherwise vote in the Consent Solicitation will equate to a vote “Against” the proposal. Consent forms that are signed but not marked “For,” “Against,” or “Abstain” with respect to the proposal will be treated as consents in favor of the Incentive Plan Amendment Proposal.

Q:	May I revoke my consent?

A:

BUC Holders may revoke their consents at any time prior to 11:59 p.m. EDT on the Expiration Date (i) by dating, signing, and delivering to the Partnership a written notice that clearly expresses the revocation of consent, or (ii) by delivering a properly executed, subsequently dated consent form withholding a previously granted consent. Any such written notice or later dated consent form should be sent to the principal executive offices of the Partnership at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, Attention: Jesse A.

Coury, Chief Financial Officer. Any revocation received after the Partnership’s receipt of the Required Consent will not be effective.

Q:	If my BUCs are held in “street name” by my broker, will my broker automatically vote my BUCs for me?

A:

If you hold your BUCs in street name with a broker, your broker will not be able to vote your BUCs without instructions from you on the Incentive Plan Amendment Proposal. You should follow the directions provided by your broker on how to vote your BUCs.

Q:	What do I need to do now?

A:

After reading this Consent Solicitation Statement, please mail your signed consent form in the enclosed return envelope or submit your vote by telephone or the Internet, as soon as possible, so your BUCs will be voted in the Consent Solicitation. To be sure that your vote is counted, please vote now.

Q:	Why is it important for me to vote?

A:

The Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date in order to be approved. Therefore, if you do not vote or fail to give instructions to your broker or bank to vote on your behalf with respect to the proposal, it will have the same effect as a vote “Against” the Incentive Plan Amendment Proposal.

Q:	How does the Greystone Manager Board of Managers recommend that I vote?

A:	The Board recommends that you vote “FOR” the approval of the Incentive Plan Amendment Proposal. The Board has unanimously approved the Incentive Plan Amendment Proposal.

Q:	Who do I contact if I have questions?

A:

Please direct all questions to Jesse A. Coury, Chief Financial Officer of the Partnership, 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, Telephone: (402) 952-1235, Email: Jesse.Coury@greyco.com.

Q:	Where can I find more information about the Partnership?

A:

You can find more information about the Partnership from the various sources described under the heading “Where You Can Find More Information” beginning on page 30 of this Consent Solicitation Statement.

Important Notice Regarding the Availability of Consent Solicitation Materials

You may obtain copies of our public filings, including this Consent Solicitation Statement, our 2024 Annual Report on Form 10-K, and the form of consent relating to the Consent Solicitation, without charge from our web site at http://www.ghiinvestors.com or from the SEC’s web site at http://www.sec.gov. You also may request a copy of these materials, without charge, by sending an email to Jesse.Coury@greyco.com. Please make your request no later than June 2, 2025 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an email or electronic copy of the materials.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

This Consent Solicitation Statement contains forward-looking statements that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Consent Solicitation Statement, including statements regarding our future results of operations and financial position, business strategy and plans, and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.

All written or oral forward-looking statements that are made by or attributable to the Partnership are expressly qualified in their entirety by this cautionary notice. The Partnership has no obligation and does not undertake to update, revise, or correct any of the forward-looking statements after the date of this Consent Solicitation Statement, or after the respective dates on which such statements otherwise are made. The Partnership does not make any assurances that its expectations, beliefs, or projections will be achieved or accomplished. These forward-looking statements are subject to various risks and uncertainties, including those relating to the following:

•
defaults on the mortgage loans securing our MRBs and GILs;

•
the competitive environment in which we operate;

•
risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties;

•
general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and the Israel-Hamas war) on business operations, employment, and financial conditions;

•
uncertain conditions within the domestic and international macroeconomic environment, including trade policy, monetary and fiscal policy, and conditions in the investment, credit, interest rate, and derivatives markets;

•
any effects on our business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade;

•
adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom;

•
the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors;

•
changes in interest rates and credit spreads, as well as the success of any hedging strategies we may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on our investments and our cost of financing;

•
the aggregate effect of elevated inflation levels over the past several years, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in continued elevated interest rate levels and increased market volatility;

•
our ability to access debt and equity capital to finance our assets;

•
current maturities of our financing arrangements and our ability to renew or refinance such financing arrangements;

•
local, regional, national, and international economic and credit market conditions;

•
recapture of previously issued LIHTCs in accordance with Section 42 of the IRC;

•
geographic concentration of properties related to our investments; and

•
changes in the U.S. corporate tax code and other government regulations affecting our business.

Additional factors that could cause the Partnership’s results to differ materially from those described in the forward-looking statements can be found in the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

THE CONSENT SOLICITATION

We are furnishing this Consent Solicitation Statement to the Partnership’s BUC Holders as part of the solicitation of consents by the Board for use in connection with the Consent Solicitation.

Purpose of the Consent Solicitation

The Consent Solicitation is being conducted for the purpose of approving and adopting an amendment to the Incentive Plan to extend the term of the Incentive Plan to June 24, 2027. The purpose of the Incentive Plan is to promote the interests of the Partnership, Greystone Manager, and their affiliates by providing to employees and/or managers incentive compensation awards based on BUCs to encourage superior performance. The Incentive Plan also enhances the ability of the Partnership and its affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries. In this regard, the Incentive Plan is designed to align directly the long-term compensation of the plan participants with the long-term interests of our BUC Holders. Under the current terms of the Incentive Plan, the Incentive Plan will expire on June 24, 2025. Approval of the amendment will permit the Partnership to continue to make equity incentive awards to our officers, employees, and managers for an additional two years under the Incentive Plan, without requesting an increase in the number of BUCs authorized for issuance under the plan, in order to achieve the objectives described above.

A copy of the proposed Amendment, and the full text of the Incentive Plan, are attached as Appendix A and Appendix B, respectively, to this Consent Solicitation Statement.

This document and the accompanying consent form are being made available to the Partnership’s BUC Holders on or about April 30, 2025.

Recommendation of the Board of Managers

Based on the reasons discussed elsewhere in this Consent Solicitation Statement, the Board has determined that the approval and adoption of the Incentive Plan Amendment Proposal is in the best interests of the Partnership and its BUC Holders and unanimously recommends that the BUC Holders vote “FOR” the approval of the Incentive Plan Amendment Proposal.

Voting Securities, Record Date, and Outstanding BUCs

This Consent Solicitation is being made subject to the conditions in this Consent Solicitation Statement and the accompanying form of consent. No meeting of the BUC Holders is contemplated to be held for the purpose of considering the Incentive Plan Amendment Proposal. Only record holders of the Partnership’s BUCs at the close of business on April 28, 2025 will be taken into account for the purpose of determining whether the requisite approval of the Incentive Plan Amendment Proposal has been obtained. Each BUC Holder entitled to vote is entitled to cast one vote for each BUC owned. For all intents and purposes, this includes BUC Holders who, under the Limited Partnership Agreement, are entitled to direct Greystone ILP, Inc., as the initial limited partner of the Partnership, to cast one vote for each BUC held (it being understood that the initial limited partner will act at the direction of the BUC Holders).

On the Record Date, there were a total of 23,397,437 BUCs outstanding, which were held by approximately 13,196 BUC Holders.

Consent and Revocation of Consent

The General Partner will accept forms of consent at any time before 11:59 p.m. EDT on the Expiration Date, which is June 16, 2025. The accompanying form of consent, when properly completed and returned, will constitute a BUC Holder’s consent, or the withholding of consent, to the approval of the Incentive Plan Amendment Proposal in accordance with the instructions contained therein. If a BUC Holder executes and returns a form of consent and does not specify otherwise, the BUCs represented by such form of consent will be voted “FOR” the approval of the Incentive Plan Amendment Proposal in accordance with the recommendation of the General Partner.

A BUC Holder who has executed and returned a form of consent may revoke it at any time before 11:59 p.m. EDT on the Expiration Date (i) by dating, signing, and delivering to the Partnership a written notice that clearly expresses the revocation of consent, or (ii) by delivering a properly executed, subsequently dated consent form withholding a previously granted consent. Any such written notice or later dated consent form should be sent to the principal executive offices of the Partnership at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, Attention: Jesse A. Coury, Chief Financial Officer. Any revocation received after the Partnership’s receipt of the Required Consent will not be effective.

If your BUCs are held in “street name” with a broker or other nominee, your broker or other nominee will vote your BUCs on the proposal only if you provide instructions on how to vote on such proposal. If you fail to give any voting instructions to your broker with respect to any BUCs held in “street name,” those BUCs will not be voted in the Consent Solicitation. Please follow the voting instructions sent to you by your broker or other nominee.

Required Vote

The approval and adoption of the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date. A vote to “Abstain,” or a failure to vote your BUCs on the proposal will have the same effect as a vote “Against” the approval of the proposal. Broker non-votes will not occur with respect to the proposal.

The executive officers and managers of Greystone Manager, which is the general partner of the General Partner of the Partnership, owned in the aggregate 411,216 BUCs (constituting approximately 1.8% of the outstanding BUCs) as of the Record Date. Each executive officer and manager of Greystone Manager who holds BUCs has advised the General Partner that he or she intends to consent, as to the BUCs her or she owns, to the Incentive Plan Amendment Proposal. For further information concerning the ownership of BUCs by the executive officers and managers of Greystone Manager, see “Security Ownership of Certain Beneficial Holders and Management” beginning on page 13.

Solicitation of Consents

This Consent Solicitation is being made by the General Partner through the Board of Managers of Greystone Manager, the general partner of the General Partner of the Partnership. The costs of soliciting consents will be borne by the Partnership. Consents will be solicited by mail, and may also be solicited personally, by telephone, facsimile transmission, e-mail, the Internet, or by other means by the managers, officers, and employees of Greystone Manager and its affiliates, with no special or extra compensation therefor, although such officers, managers, and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements also will be made with custodians, nominees, and fiduciaries for the forwarding of the Consent Solicitation materials to the beneficial owners of the Partnership’s BUCs held of record by such persons, and the Partnership may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that regard.

To assist in the solicitation of consents, the Partnership has engaged D.F. King for a fee of approximately $23,800, plus reasonable out-of-pockets expenses.

Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman, or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents for the approval of the Incentive Plan Amendment Proposal, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized.

No Appraisal Rights

BUC Holders who object to the Incentive Plan Amendment Proposal and the resulting adoption of the Amendment will have no appraisal, dissenters’, or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their BUCs and to compel the purchase of their BUCs for cash in that amount) under Delaware law or the Limited Partnership Agreement of the Partnership, nor will such rights be voluntarily accorded to BUC Holders by the Partnership. As a result, approval of the Incentive Plan Amendment Proposal by the holders of a majority in interest of the outstanding BUCs will be binding on all the BUC Holders.

Householding Matters

BUC Holders who share a single address will receive only one Notice of Internet Availability of Consent Materials and, if requested, one Consent Solicitation Statement at that address unless we have received instructions to the contrary from any BUC Holder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a BUC Holder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future Consent Solicitation Statements (as applicable), he or she may contact D.F. King at (888) 644-5854 or GHI@dfking.com, or write to Jesse A. Coury, c/o Greystone Housing Impact Investors LP, 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154. We will deliver separate copies of this Consent Solicitation Statement promptly upon written or oral request. If you are a BUC Holder of record receiving multiple copies of our Consent Solicitation Statement, you can request householding by contacting us in the same manner. If you own your BUCs through a bank, broker, or other nominee, you can request additional copies of this Consent Solicitation Statement or request householding by contacting your broker, bank, or nominee.

Notice to BUC Holders

The General Partner will notify BUC Holders of the results of this Consent Solicitation promptly after the Expiration Date.

Voting Procedures

General

Ensure that your BUCs can be voted in the Consent Solicitation by submitting your consent form or contacting your broker, dealer, commercial bank, trust company, or other nominee.

If your BUCs are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, check the voting instructions forwarded by your broker, dealer, commercial bank, trust company, or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company, or other nominee in order to obtain directions as to how to ensure that your BUCs are voted in the Consent Solicitation.

If your BUCs are registered in your name, submit your consent form as soon as possible by telephone, via the Internet, or, if you received a paper copy of the Consent Solicitation Statement, by signing, dating, and returning the consent form in the postage-paid envelope which accompanied the Consent Solicitation Statement, so that your BUCs can be voted in the Consent Solicitation. Instructions regarding telephone and Internet voting are included on the consent form.

The failure to vote on the Incentive Plan Amendment Proposal will have the same effect as a vote against the proposal. If you submit your consent form without indicating how you wish to vote, your consent form will be voted “FOR” approval of the Incentive Plan Amendment Proposal.

Electronic Voting

Our holders of record and many BUC Holders who hold their BUCs through a broker, dealer, commercial bank, trust company, or other nominee will have the option to submit their consent forms or voting instructions electronically by telephone or the Internet. Please note that there are separate arrangements for voting by telephone and Internet depending on whether your BUCs are registered in our records in your name or in the name of a broker, dealer, commercial bank, trust company, or other nominee. If you hold your BUCs through a broker, bank, or other nominee, you should check the voting instructions forwarded by your broker, dealer, commercial bank, trust company, or other nominee to see which options are available. Please read and follow the instructions on your consent form or voting instructions carefully.

Assistance

If you need assistance in completing your consent form or have questions regarding the Consent Solicitation, please contact Jesse A. Coury, Chief Financial Officer of the Partnership, 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, (402) 952-1235, Email: Jesse.Coury@greyco.com.

Security Ownership of Certain Beneficial Holders and Management

As of April 28, 2025, the Record Date for the Consent Solicitation, the executive officers and managers of Greystone Manager beneficially owned, in the aggregate, 411,216 BUCs (or collectively approximately 1.8% of the outstanding BUCs). Each executive officer and manager of Greystone Manager who holds BUCs has advised the General Partner that he or she intends to consent, as to the BUCs he or she owns, to the Incentive Plan Amendment Proposal.

Certain members of Greystone Manager’s management and the Board have interests that may be different from, or in addition to, those of our BUC Holders generally. For more information, see “Approval of the Incentive Plan Amendment Proposal – Interests of Certain Managers and Executive Officers in the Incentive Plan Amendment Proposal” beginning on page 21.

The only executive officers of the Partnership are Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer, and Jesse A. Coury, the Partnership’s Chief Financial Officer. The General Partner has no officers or employees. The other persons constituting the management of the Partnership are officers, employees, and managers of Greystone Manager. The following table and notes set forth information with respect to the beneficial ownership of the BUCs by Messrs. Rogozinski and Coury, by each of the managers of Greystone Manager, and by the managers of Greystone Manager and executive officers of the Partnership as a group. Unless otherwise indicated, the information below is current as of the Record Date and is based upon information furnished to us by such persons. Unless otherwise noted, all persons listed in the following table have sole voting and investment power over the BUCs they beneficially own and own such BUCs directly. For purposes of this table, the term “beneficial owner” means any person who, directly or indirectly, has the power to vote, or to direct the voting of, a BUC, or the power to dispose, or to direct the disposition of, a BUC, or has the right to acquire BUCs within 60 days of the Record Date. The percentages in the table below are based on 23,397,437 issued and outstanding BUCs as of the Record Date.

No person is known by the Partnership to beneficially own more than 5% of the BUCs. In addition, there are no arrangements known to the Partnership, the operation of which may at any subsequent date result in a change in control of the Partnership.

Name	Number of BUCs Beneficially Owned		Percent of Class
Stephen Rosenberg, Chairman and Manager of Greystone Manager	31,881	(1)	*
Kenneth C. Rogozinski, Chief Executive Officer	189,553	(2)	*
Jesse A. Coury, Chief Financial Officer	95,040	(3)	*
Jeffrey M. Baevsky, Manager of Greystone Manager	15,247	(4)	*
Drew C. Fletcher, Manager of Greystone Manager	13,235	(5)	*
Steven C. Lilly, Manager of Greystone Manager	15,050	(6)	*
W. Kimball Griffith, Manager of Greystone Manager	29,803	(7)	*
Deborah A. Wilson, Manager of Greystone Manager	14,325	(8)	*
Robert K. Jacobsen, Manager of Greystone Manager	7,082	(9)	*
All current executive officers and Managers of Greystone Manager as a group (9 persons)	411,216		1.8%

* Denotes ownership of less than 1%.

(1)
Amount includes 14,709 BUCs held in Mr. Rosenberg’s retirement account. Amount includes 7,550 restricted units with respect to which Mr. Rosenberg has voting rights.
(2)
Amount includes 61,164 BUCs held in Mr. Rogozinski’s retirement account. Amount includes 46,551 restricted units with respect to which Mr. Rogozinski has voting rights. Mr. Rogozinski and his spouse share voting and investment power of 81,834 BUCs reported above.

(3)
Amount includes 38,736 restricted units with respect to which Mr. Coury has voting rights. Mr. Coury and his spouse share voting and investment power of 56,304 BUCs reported above.
(4)
Amount includes 7,550 restricted units with respect to which Mr. Baevsky has voting rights.
(5)
Amount includes 7,550 restricted units with respect to which Mr. Fletcher has voting rights.
(6)
Amount includes 4,426 restricted units with respect to which Mr. Lilly has voting rights
(7)
Amount includes 3,795 restricted units with respect to which Mr. Griffith has voting rights
(8)
Amount includes 3,795 restricted units with respect to which Ms. Wilson has voting rights
(9)
Amount includes 3,795 restricted units with respect to which Mr. Jacobsen has voting rights

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APPROVAL OF THE INCENTIVE PLAN AMENDMENT PROPOSAL

We are seeking BUC Holder approval of the Amendment to the Incentive Plan to extend the term of the Incentive Plan by two years to June 24, 2027.

Our growth and future success depends on the efforts of our officers and the employees and managers of Greystone Manager. We believe that equity compensation is important to help the Partnership attract, retain, and motivate employees and managers who will contribute to our long-term success and to provide incentives that are linked directly to increases in the value of our BUCs, which will benefit all of our BUC Holders. We had 185,019 BUCs remaining for issuance under the Incentive Plan as of April 30, 2025. If our BUC Holders do not approve the Amendment, the Incentive Plan will expire on June 24, 2025 and we will only grant awards under the Incentive Plan until that date or, if sooner, until the BUCs available for issuance thereunder are exhausted. If our BUC Holders approve the Amendment, it will become effective on the date of such BUC Holder approval and we will be able to make equity incentive grants under the Incentive Plan for an additional two years. We are not requesting an increase in the number of BUCs available for issuance under the Incentive Plan.

The Greystone Manager Board has unanimously approved, and recommends that our BUC Holders approve, the Amendment.

The Amendment and the Incentive Plan are summarized below and the full text of the Amendment and the Incentive Plan are attached to this Consent Solicitation as Appendix A and Appendix B, respectively. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Appendix A and Appendix B carefully before you decide how to vote on this proposal.

Why BUC Holders Should Approve the Amendment

Overview of Key Reasons to Approve the Amendment

•
Equity incentive awards are an important element of the compensation paid to our executive officers.
•
Absent approval of the Amendment, the Incentive Plan will expire on June 24, 2025 and the Partnership will no longer be able to grants equity incentive awards to its officers and the employees and managers of Greystone Manager.
•
The Partnership has a history of prudent use of its BUCs available for issuance under the Incentive Plan and will continue to do so upon the extension of the Incentive Plan’s term.
•
Failure to approve the Amendment will likely result in an increased reliance on cash compensation.

The Board has reviewed and approved the Amendment and recommends BUC Holders vote “FOR” the proposal.

Equity Incentive Awards are an Important Element of Executive Officer Compensation

•
We believe that providing our executive officers with a proprietary interest in the growth and performance of the Partnership aligns their interests with the interests of our BUC Holders and enhances BUC Holder value.
•
We also believe that a significant portion of an executive officer’s compensation should be directly linked to the Partnership’s performance. Consistent with this philosophy, a substantial portion of the total compensation of our CEO and CFO is provided in the form of long-term equity incentive awards.

We Use BUCs Prudently

As of December 31, 2024, 311,771 BUCs remained available for grant under the Incentive Plan. As of the date of this Consent Solicitation Statement, that number was further reduced by 126,752 BUCs subject to grants made after December 31, 2024 for annual awards to our executive officers and the managers of Greystone Manager. If the Incentive Plan Amendment Proposal is approved by our BUC Holders, this will allow the Partnership to continue to make new grants in the future in accordance with the terms of the Incentive Plan.

In determining to adopt the Amendment, the Board considered the following:

•
No Additional BUC Reserve Request. We are not making any request for an increase in the number of BUCs available for issuance under the Incentive Plan. Therefore, if the Incentive Plan Amendment Proposal is approved by our BUC Holders, the remaining BUCs available for issuance under the Incentive Plan will continue to be 185,019.
•
Burn Rate. The following table provides data on our annual BUCs usage under the Incentive Plan for the last three full fiscal years:

	2024	2023	2022
Restricted unit awards	109,581	105,274	96,321
Restricted unit awards surrendered to pay tax withholding	(19,757)	(28,714)	(23,880)
Forfeitures of restricted unit awards	-	-	(5,437)
Net restricted unit awards	89,824	76,560	67,004

Weighted average number of BUCs outstanding, basic	23,071,141	22,929,966	22,870,294

Burn rate (1)	0.5%	0.5%	0.4%
Burn rate, net (2)	0.4%	0.3%	0.3%
(1)
Burn rate is equal to restricted unit awards divided by weighted average number of BUCs outstanding, basic.
(2)
Burn rate, net is equal to net restricted unit awards divided by weighted average number of BUCs outstanding, basic.
•
Expected Duration of the Incentive Plan. The Amendment will become effective as of the date of its approval if approved by the BUC Holders (the “Amendment Effective Date”). Although the Incentive Plan will have a term of an additional two years from the Amendment Effective Date, we anticipate that based on our current grant practices the proposed BUCs reserve under the Incentive Plan will be sufficient to meet our needs for these additional two years. The actual duration of the Incentive Plan’s BUCs reserve will depend on many factors, including future grant date BUCs prices, participation rates, award sizes, award type mix and levels, future grant practices, competitive market practices, our hiring and promotion activity, acquisitions and divestitures, and the rate of returned BUCs due to forfeitures, the need to attract, retain and incentivize key talent, and the balance of total compensation between cash and equity-based awards.
•
Dilution. Our equity plan dilution (or overhang rate) as of April 30, 2025 was 1.7%. Upon adoption of the Amendment, the Partnership expects its overhang (calculated on a fully diluted basis) to remain the same. We calculated our fully diluted overhang rate by dividing (1) the sum of the number of BUCs issuable pursuant to equity awards outstanding at the end of the calendar year plus BUCs remaining available for issuance for future awards, by (2) the sum of the number of BUCs outstanding at the end of the calendar year plus the sum of (1) above.

Failure to Approve Amendment Will Likely Result in Increased Cash Compensation

If the Amendment is not approved by our BUC Holders pursuant to this Consent Solicitation, we will not be able to grant equity incentive awards beyond June 24, 2025, which is the date the Incentive Plan is scheduled to expire under its current terms. As such, we may be required to significantly increase the cash component of the compensation paid to our executive officers and the employees and managers of Greystone Manager in order to remain competitive and to appropriately compensate our executive officers and other employees. Replacing equity awards with cash awards may misalign the interests of our executive officers and other employees and managers with the interests of our BUC Holders.

Description of the Incentive Plan

The description of the Incentive Plan set forth below is a summary of the material features of the Plan. This summary, however, does not purport to be a complete description of all the provisions of the Incentive Plan. The summary is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Appendix B and incorporated herein by reference.

The purpose of the Incentive Plan is to promote the interests of the Partnership and its BUC Holders by providing incentive compensation awards that encourage superior performance. The Incentive Plan is also intended to enhance the ability of our General Partner to attract and retain the services of individuals who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing the Partnership’s business.

BUCs Subject to the Incentive Plan

The maximum number of BUCs that may be delivered with respect to awards under the Incentive Plan is 1,000,000 BUCs. As of April 30, 2025, the number of BUCs remaining available for issuance under the Incentive Plan is 185,019. The BUCs to be delivered under the Incentive Plan may be BUCs otherwise issuable by the Partnership, BUCs acquired in the open market, and/or BUCs acquired from any person. To the extent that an award terminates or is cancelled prior to and without the delivery of BUCs (or if an award is forfeited), the BUCs subject to the award may be used again with respect to new awards granted under the Incentive Plan.

Administration

The Incentive Plan is generally be administered by Greystone Manager’s Board, or any compensation committee of Greystone Manager’s Board, if appointed, or any other committee as may be appointed by the Board to administer the Plan (for purposes of this document, the Board or any such committee is referred to herein as the “Committee”). The Committee has the full authority, subject to the terms of the Incentive Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, to designate participants under the Plan, to determine the number of BUCs to be covered by awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award.

Eligibility

All of Greystone Manager’s employees and members of the Board, and employees of Greystone Manager’s affiliates, including the Partnership, that perform services for Greystone Manager, the Partnership, or an affiliate of either are eligible to be selected to participate in the Incentive Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee.

Currently, 23 persons are eligible to participate in the Incentive Plan, including 16 employees of Greystone Manager, and the seven members of the Greystone Manager Board.

Term of Incentive Plan

The term of the Incentive Plan will expire on the earlier of (1) the date it is terminated by the Board; (2) the date BUCs are no longer available under the Plan for delivery pursuant to awards; or (3) June 24, 2025, which is the tenth anniversary of the Board’s approval of the Incentive Plan. If the Amendment is approved by our BUC Holders, the term of the Incentive Plan will be extended by two years so that it will expire on June 24, 2027.

Awards Under the Incentive Plan

BUC Options and BUC Appreciation Rights

BUC options (or “unit options,” as defined under the Incentive Plan) represent the right to purchase a number of BUCs at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of BUCs as of the exercise date over a specified exercise price, either in cash or in BUCs, as determined in the discretion of the Committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the terms of the Incentive Plan; however, the exercise price of a unit option or unit appreciation right generally must be equal to or greater than the fair market value of a BUC on the date of grant.

Restricted Units and Phantom Units

A restricted unit is a BUC that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the participant holds a BUC that is not subject to forfeiture. A phantom unit is a notional BUC that entitles the participant to receive a BUC upon the vesting of the phantom unit (or on a deferred basis upon specified future dates or events) or, in the discretion of the Committee, cash equal to the fair market value of a BUC. The Committee may make grants of restricted and phantom units under the Incentive Plan that contain such terms, consistent with the Plan, as the Committee may determine are appropriate, including the period over which restricted or phantom units will vest. The Committee may, in its discretion, base vesting on the participant’s completion of a period of service or upon the achievement of specified performance criteria or as otherwise set forth in an award agreement. Distributions made by us with respect to awards of restricted units may be subject to the same vesting requirements as the restricted units. The Committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

Unit Awards

A unit award is an award of BUCs that are fully vested upon grant and are not subject to forfeiture. Unit awards may be paid in addition to, or in lieu of, cash or other compensation that would otherwise be payable to a participant. A unit award may be wholly discretionary in amount or it may be paid with respect to a bonus or other incentive compensation award, the amount of which is determined based on the achievement of performance criteria or other factors.

Other Unit-Based Awards

The Incentive Plan also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a BUC. The vesting of an other unit-based award may be based on a participant’s continued service, the achievement of specified performance criteria, or other measures. On vesting (or on a deferred basis upon specified future dates or events), an other unit-based award may be paid in cash and/or in BUCs, as determined by the Committee.

Adjustments

Upon the occurrence of any distribution (whether in cash, BUCs, other securities, or other property), recapitalization, BUCs split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or securities, or exchange of BUCs or other securities of the Partnership, issuance of warrants or other rights to purchase BUCs or other securities of the Partnership, or other similar transaction or event affects the BUCs, then the Committee will equitably adjust any or all of (i) the number and type of BUCs (or other securities or property) with respect to which awards may be granted, (ii) the number and type of BUCs (or other securities or property) subject to outstanding awards, (iii) the grant or exercise price with respect to any award, (iv) any performance criteria for performance-based awards, except for awards based on continued service as an employee or manager, (v) the appropriate fair market value and other price determinations for such awards, and (vi) any other limitations in the Incentive Plan or, subject to Section 409A of the Internal

Revenue Code of 1986, as amended (the “Code”), make provision for a cash payment to the holder of an outstanding award. Notwithstanding any adjustment described above, the number of BUCs subject to an award will always be a whole number.

Miscellaneous

The Board may amend or modify the Incentive Plan at any time; provided, however, that BUC Holder approval will be obtained for any amendment to the Incentive Plan to the extent necessary to comply with any applicable law, regulation, or securities exchange rule. The Committee may also amend any award agreement evidencing an award made under the Incentive Plan, provided that no change in any outstanding award may be made that would adversely affect the rights of the participant under any previously granted award without the consent of the affected participant.

Repricing of unit options and unit appreciation rights, directly or indirectly, is prohibited under the Incentive Plan without the approval of our BUC Holders, except in the case of adjustments implemented to reflect certain Partnership transactions, as described above.

Material United States Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the material United States federal tax consequences to participants arising from participation in the Incentive Plan. This description is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. This discussion is not intended as tax guidance to participants in the Incentive Plan, as the tax treatment of participants in the Incentive Plan may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. No attempt has been made to discuss any potential foreign, state, or local tax consequences. Moreover, this summary does not address the tax consequences upon a participant’s death, or the effects of other federal taxes (including possible “golden parachute” excise taxes). In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Code, phantom units, and certain other awards that may be granted pursuant to the Incentive Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

This discussion does not purport to discuss all tax consequences related to awards under the Incentive Plan, and the Partnership cannot assure participants of any particular tax result. As such, participants should consult with their own tax advisors as to the tax consequences of transactions under the Incentive Plan.

Unit Options and Unit Appreciation Rights

Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or, if later, the settlement of a unit option or a unit appreciation right, the participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the BUCs received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any BUCs received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the BUCs on the date of exercise. Subject to the discussion under “– Tax Code Limitations on Deductibility” below, the Partnership or one of its affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the BUCs acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the BUCs after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The BUCs must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The Incentive Plan allows the Committee to permit the transfer of awards under limited circumstances. The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of options or unit appreciate rights. However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Unit options granted under the Incentive Plan and that are transferred will likely be subject to the same tax treatment. The transfer of a unit option may also result in gift tax consequences to a participant.

Phantom Units, Restricted Units, and Other Awards

A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit, but rather, will generally recognize ordinary compensation income at the time he or she receives BUCs or a cash payment in settlement of the phantom unit in an amount equal to the fair market value of the BUCs or cash payment received, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a distribution equivalent right. In general, a participant will recognize ordinary compensation income as a result of the receipt of BUCs pursuant to a restricted unit award or a BUCs award in an amount equal to the fair market value of the BUCs when the BUCs are received over the amount, if any, paid for such BUCs, provided that if the BUCs are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of the BUCs (i) when the BUCs first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make an valid election under Section 83(b) of the Code (“Section 83(b)”), or (ii) when the BUCs are received, in cases where a participant makes a valid election under Section 83(b).

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to BUCs or cash received. Managers must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Incentive Plan. Distributions that are received by a participant prior to the time that the BUCs underlying an award are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on BUCs. The tax basis in the BUCs received by a participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraph, plus the amount, if any, paid for the BUCs, and the participant’s capital gains holding period in those BUCs will commence on the later of the date the BUCs are received or the restrictions lapse (provided that, if a valid election under Section 83(b) is made with respect to restricted units, then the holding period in such BUCs will begin on the date of receipt of the BUCs).

Subject to the discussion immediately below, the Partnership or one of its affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by the Partnership or one of its affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Importance of Consulting a Tax Advisor

The foregoing discussion is a summary only and does not purport to be complete. In addition, the information is based upon existing U.S. tax laws and regulations and, therefore, is subject to change when those laws or rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of BUCs acquired as a result of any award.

Interests of Certain Managers and Executive Officers in the Incentive Plan Amendment Proposal

Each of the managers of Greystone Manager, each executive officer of the Partnership, and each employee and manager of their affiliates is a potential recipient of awards under the Incentive Plan in the future. In addition, if the Incentive Plan Amendment Proposal is approved by our BUC Holders, we expect that the Committee will continue to grant awards to such participants in the future. Accordingly, the managers and executive officers of Greystone Manager and the Partnership have a substantial interest in the passage of the Incentive Plan Amendment Proposal.

New Plan Benefits

The executive officers of the Partnership and managers of Greystone Manager who will participate in the Incentive Plan in the future, and the awards that may or will be made to any of them in the future, are to be determined in the discretion of the Committee and are not determinable at this time. The table below summarizes all of the awards of any kind made under the Incentive Plan to our named executive officers, all current executive officers as a group, all current managers of Greystone Manager who are not executive officers as a group, and all employees of the Partnership and Greystone Manager, including all current officers who are not executive officers, as a group for the year ended December 31, 2024.

Name and Position	Restricted Units (#)
Kenneth C. Rogozinski Chief Executive Officer	21,750
Jesse A. Coury Chief Financial Officer	18,090
Executive Group	39,840
Non-Executive Manager Group	18,270
Non-Executive Officer Employee Group	51,471

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to compensation plans under which equity securities of the Partnership are currently authorized for issuance as of December 31, 2024:

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average price of outstanding options, warrants, and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by Unitholders	99,459	$-	311,771	(1)
Equity compensation plan not approved by Unitholders	-	-	-
Total	99,459	$-	311,771
(1)
Represents the BUCs which remain available for future issuance under the Incentive Plan. After December 31, 2024, the Partnership issued an additional 142,102 restricted units and 15,350 restricted units were forfeited, resulting in 185,019 units available for issuance as of the date of this Consent Solicitation Statement.

Required Vote

The approval and adoption of the Incentive Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the BUCs issued and outstanding as of the close of business on the Record Date. Abstentions, or a failure to vote your BUCs will have the same effect as a vote “Against” the approval of the Incentive Plan Amendment Proposal. Broker non-votes will not occur with respect to the proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT BUC HOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN AMENDMENT PROPOSAL.

[Remainder of Page Intentionally Left Blank]

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This section discusses the material elements of the compensation of the individuals who served as the Partnership’s executive officers as of December 31, 2024 and are referred to as “named executive officers.” For 2024, the Partnership’s named executive officers are Kenneth C. Rogozinski, the Chief Executive Officer, and Jesse A. Coury, the Chief Financial Officer. Mr. Rogozinski and Mr. Coury are employees, but not executive officers, of Greystone Manager. Based on the standards for determining “executive officers” set forth in Exchange Act Rule 3b-7, and consistent with the Partnership’s management structure, the Partnership has determined that Mr. Rogozinski and Mr. Coury were the only individuals who served as executive officers of the Partnership for the year ended December 31, 2024.

Under the terms of the Limited Partnership Agreement, other than pursuant to awards under equity plans sponsored by the Partnership or its affiliates, the Partnership is not permitted to provide any compensation to executive officers of Greystone Manager, or to any limited partners of the General Partner. In this regard, the compensation of the named executive officers of the Partnership was determined exclusively by Greystone Manager. The Partnership reimbursed Greystone Manager for services provided by the Partnership’s named executive officers during 2024. Accordingly, the Partnership does not have an executive compensation program for the named executive officers that is controlled by the Partnership.

Compensation Recovery Policy

Under the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule directing national securities exchanges to establish listing standards which provide that companies listed on a national securities exchange must adopt a policy providing for the recovery of incentive-based compensation in the event of an accounting restatement based on erroneous data. Under such a policy, compensation would be recovered, or “clawed back,” from any current or former executive officer of the company who received the incentive-based compensation during the three fiscal years preceding the date on which the company is required to prepare the restatement. The amount to be recovered would be the excess of the amount that would have been paid to the executive officer under the restatement. On November 7, 2023, the Partnership adopted a compensation recovery policy that incorporates the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and Rule 303A.14 of the NYSE Listed Company Manual, as mandated by the Dodd-Frank Act.

Timing of Equity Award Grants

Equity grants made to the named executive officers must be approved by the Board of Managers. During 2024 and 2025, restricted unit awards (“RUAs”) were granted to the officers of the Partnership and the managers on February 26, 2024, and February 25, 2025, respectively. As part of the Partnership’s annual performance and compensation review process, the Board of Managers approves RUA grants to our named executive officers in the first fiscal quarter of the following fiscal year, after the Partnership’s fiscal year-end to which the grant relates. The Board of Managers does not grant equity awards in anticipation of the release of material nonpublic information, and the Partnership does not time the release of material nonpublic information based on equity award grant dates.

In accordance with Item 402(x) of Regulation S-K, we are providing information regarding our procedures related to the grant of unit options close in time to the release of material non-public information. To date, the Board of Managers has not granted unit options to officers of the Partnership, Managers, or any other individual. Although the Partnership does not have a formal policy that requires us to award equity or equity-based compensation on specific dates, as a matter of policy, the Board of Managers generally prohibits the grant of unit options or other equity awards to executive officers of the Partnership, Managers, and any other grantee during closed quarterly trading windows (as determined in accordance with the Partnership’s insider trading policy). Our insider trading policy also prohibits Managers, officers, and employees from trading in our BUCs while in possession of or on the basis of material non-public information concerning the Partnership. The Board of

Managers does not take material non-public information into account when determining the timing of equity awards, nor does the Partnership time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. The Partnership generally issues equity awards to our executive officers on a limited and infrequent basis, and not in accordance with any fixed schedule. During 2024, there were no equity awards granted to any named executive officer within four business days preceding or one business day after the filing of any report of Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.

Compensation Information for Named Executive Officers

Set forth below is information about all compensation paid by the Partnership, pursuant to awards under equity plans sponsored by the Partnership or its affiliates, to the named executive officers for the years indicated.

Summary Compensation Table For 2024

The following table sets forth information regarding compensation paid by the Partnership, pursuant to awards under equity plans sponsored by the Partnership or its affiliates, to the Partnership’s named executive officers for the years ended December 31, 2024, 2023, and 2022.

Name and Principal Position	Year	Unit Awards (1)	All Other Compensation	Total
Kenneth C. Rogozinski	2024	$361,485	$-	$361,485
Chief Executive Officer	2023	400,905	-	400,905
	2022	427,266		427,266

Jesse A. Coury	2024	300,656	-	300,656
Chief Financial Officer	2023	334,530	-	334,530
	2022	357,318	-	357,318

(1)
This column reflects grants of RUAs under the Equity Incentive Plan. The Equity Incentive Plan permits the grant of RUAs and other awards to the employees of Greystone Manager, the Partnership, or any affiliate of either, and to members of the Board of Managers for up to 1 million BUCs. RUAs are generally granted with vesting conditions ranging from three months to up to three years. RUAs granted to executive officers during 2024 and 2023 provide for the payment of distributions during the restriction period. The RUAs also provide for accelerated vesting if there is a change in control related to the Partnership, the General Partner, or Greystone Manager. The value of the RUAs granted to the named executive officers in the table above represents the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The values were computed by multiplying the number of units underlying the unit award by the closing price of the Partnership’s BUCs on the NYSE on the grant date. The Partnership awarded the named executive officers a total of 39,840 RUAs on February 26, 2024 with a grant date fair value of $16.62 per unit.

Grants of Plan-Based Awards Table for 2024

Name	Grant Date	All other stock awards: Number of shares of stock or units (1) (#)	Grant date fair value of stock and option awards (2) ($)
Kenneth C. Rogozinski	2/26/2024	21,750	361,485

Jesse A. Coury	2/26/2024	18,090	300,656

(1)
For each award disclosed in this column, one-third of the aggregate number of RUAs vest on each of November 30, 2024, 2025, and 2026.
(2)
The amounts reflected in this column show the grant date fair value of the RUAs calculated in accordance with FASB ASC Topic 718. The grant date fair value was computed by multiplying the number of units underlying the unit award by the closing price per Unit of the Partnership’s BUCs on the NYSE on the grant date.

Outstanding Equity Awards at Fiscal Year-End 2024

Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Kenneth C. Rogozinski	22,050	$226,013
Jesse A. Coury	18,360	188,190

(1)
Represents RUAs granted under the Equity Incentive Plan. Mr. Rogozinski’s outstanding RUAs will vest 14,800 units on November 30, 2025 and 7,250 units on November 30, 2026. Mr. Coury’s outstanding RUAs will vest 12,360 units on November 30, 2025 and 6,030 units on November 30, 2026.
(2)
The market value of the RUAs set forth in this column was computed by multiplying $10.25, the closing market price of the BUCs on December 31, 2024, by the number of RUAs.

Units Vested Table For 2024

Name	Number of Units Acquired on Vesting (#)	Value Realized On Vesting (1) ($)
Kenneth C. Rogozinski	22,130	263,126
Jesse A. Coury	18,460	219,489

(1)
The value was computed by multiplying the number of units vested by the closing price of the BUCs on the last trading day before the vesting date.

CEO Pay Ratio Disclosure

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require disclosures pertaining to the relationship of annual total compensation of employees of the registrant and its principal executive officer (“CEO Pay Ratio”). The term “employees” within the rule includes full-time, part-time, seasonal, and temporary employees employed by the registrant or any of its consolidated subsidiaries. Item 402(u) affords the Partnership flexibility in selecting the methodology for determining the CEO Pay Ratio, including widely recognized legal tests such as U.S. federal income tax laws. Based on the methodology employed, the Partnership and its consolidated subsidiaries are not considered to have any employees. Accordingly, the pay ratio disclosures are not applicable to the Partnership.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the Partnership is providing the following information regarding the relationship between executive compensation and the Partnership’s financial performance for each of the three years in the period ended December 31, 2024. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other named executive officer (“NEO”).

The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEO, as compared to “compensation actually paid” or “CAP” and the Partnership’s financial performance for the years ended December 31, 2024, 2023, and 2022:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Total BUC Holder Return(3)	Peer Group Total Unitholder Return(3)	Net Income	Cash Available for Distribution(3)
2024	$361,485	$136,536	$300,656	$113,169	$71.34	$58.91	$21,323,333	$21,947,404
2023	400,905	431,887	334,530	360,778	104.90	66.51	54,011,696	44,137,323
2022	427,266	401,502	357,318	335,165	97.46	64.85	65,562,166	53,360,968

(1) The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Kenneth C. Rogozinski and the other NEO of the Partnership, which is Jesse A. Coury, as computed in accordance with Item 402(v) of Regulation S-K. Accordingly, these dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. To calculate compensation actually paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation, in accordance with the SEC methodology set forth in Regulation S-K Item 402(v)(2)(iii)(C):

PEO SCT Total to CAP Reconciliation:

	2024	2023	2022
PEO SCT Totals	$361,485	$400,905	$427,266
Add (Subtract):
Fair value of equity awards granted during the year from the SCT	(361,485)	(400,905)	(427,266)
Fair value at year end of equity awards granted during the year	222,938	380,294	382,626
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(49,377)	(4,471)	(11,899)
Change in fair value of equity awards granted in prior years that vested during the year	(97,315)	(8,312)	(22,745)
Equity awards granted in prior years that were forfeited during the year	-	-	-
Distributions or other earnings paid on equity awards during the year	60,291	64,376	53,520
Total Equity Award Related Adjustments	(224,949)	30,982	(25,764)
CAP Totals	$136,536	$431,887	$401,502

Non-PEO NEO SCT Total to CAP Reconciliation:

	2024	2023	2022
Non-PEO NEO SCT Totals	$300,656	$334,530	$357,318
Add (Subtract):
Fair value of equity awards granted during the year from the SCT	(300,656)	(334,530)	(357,318)
Fair value at year end of equity awards granted during the year	185,423	317,331	319,986
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(41,202)	(3,739)	(11,027)
Change in fair value of equity awards granted in prior years that vested during the year	(81,292)	(7,298)	(22,395)
Equity awards granted in prior years that were forfeited during the year	-	-	-
Distributions or other earnings paid on equity awards during the year	50,241	54,484	48,600
Total Equity Award Related Adjustments	(187,487)	26,248	(22,153)
CAP Totals	$113,169	$360,778	$335,165

(2) The only non-principal executive officer NEO reflected in the tables above for each of the years presented was Jesse A. Coury. Therefore, all amounts reported as averages reflect only amounts applicable to Mr. Coury.

(3) See disclosure under “Narrative Disclosure to Pay vs. Performance Table” below for a description of how Total BUC Holder Return (“TBR”) and Peer Group Total Unitholder Return (“Peer Group TUR”) are calculated and how Cash Available for Distribution (“CAD”) is derived from the Partnership’s audited financial statements.

Disclosure of Most Important Performance Measures for 2024 Fiscal Year

The following is an unranked list of the most important financial performance measures the Partnership used to link CAP to the NEOs, for fiscal year 2024, to the Partnership’s performance are as follows:

•
CAD

•
Net income
•
Partners’ capital

Narrative Disclosure to Pay vs. Performance Table

CAP and Total Unitholder Return

The following graph illustrates the relationship between the CAP to our PEO and the CAP to our non-PEO NEO, and both (i) the Partnership’s cumulative total return on our BUCs, and (ii) the Partnership’s cumulative TBR as compared to the cumulative total unitholder return of the FTSE National Association of Real Estate Investment Trusts Mortgage REIT Index. Cumulative total returns presented below assume a $100 investment on December 31, 2021 and the reinvestment of dividends for each year presented below.

Compensation Actually Paid Versus
Total BUC Holder Return
Compensation Actually Paid
Value of Initial Fixed $100 Investment
Based on Total BUC Holder Return
$450,000
$350,000
$250,000
$150,000
$50,000
$100
$75
$50
$25
$97.46
$104.90
$71.34
$64.85
$66.51
$58.91
2022
2023
2024
PEO
Average Non-PEO NEOs
Total BUC Holder Return
Peer Group Total Unitholder Return

CAP and Net Income

The following graph illustrates the relationship between the CAP to our PEO and the CAP to our non-PEO NEO and the net income of the Partnership for each year presented below.

Compensation Actually Paid
Versus Net Income
Compensation Actually Paid
Net Income
$450,000
$350,000
$250,000
$150,000
$50,000
$65,000,000
$55,000,000
$45,000,000
$35,000,000
$25,000,000
$15,000,000
$65,562,166
$54,011,696
$21,323,333
2022
2023
2024
PEO
Average Non-PEO NEOs
Net Income

CAP and CAD

The following graph illustrates the relationship between the CAP to our PEO and the CAP to our non-PEO NEO and the Company Selected Measure, which for the Partnership is CAD, for each year presented below. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on mortgage revenues bonds, governmental issuer loans, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated December 5, 2022 and distributions and accretion for the Partnership’s preferred units. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies.

Compensation Actually Paid Versus
Cash Available for Distribution
Compensation Actually Paid
Cash Available for Distribution
$450,000
$350,000
$250,000
$150,000
$50,000
$55,000,000
$45,000,000
$35,000,000
$25,000,000
$15,000,000
$53,360,968
$44,137,323
$21,947,404
2022
2023
2024
PEO
Average Non-PEO NEOs
Cash Available for Distribution

Manager Compensation for 2024

The Board of Managers effectively acts as the Partnership’s board of directors. Although Greystone Manager is not a public company and its securities are not listed on any stock market or otherwise publicly traded, its Board of Managers is constituted in a manner that complies with rules of the SEC and the NYSE related to public companies with securities listed on the NYSE in order for the Partnership and its BUCs to comply with the rules applicable to registrants that are limited partnerships. The Partnership did not pay any other compensation of any nature to any of the Managers and did not reimburse Greystone Manager for any other amounts representing compensation to its Board of Managers, other than what is disclosed in the table below.

The following table sets forth the total compensation paid to the members of the Board of Managers for the year ended December 31, 2024 for their services to the Partnership.

Name	Total Fees Earned or Paid in Cash ($)	Restricted Unit Awards (1) ($)	Total Compensation ($)
Stephen Rosenberg (2)	$-	$49,777	$49,777
Jeffrey M. Baevsky (2)	-	49,777	49,777
Drew C. Fletcher (2)	-	49,777	49,777
Steven C. Lilly	42,500	42,281	84,781
W. Kimball Griffith	37,500	37,345	74,845
Deborah A. Wilson	37,500	37,345	74,845
Robert K. Jacobsen	37,500	37,345	74,845

(1)
Refers to RUAs granted under the Equity Incentive Plan. The value of RUAs granted to Managers in the table above represents the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of units underlying the unit award by the closing price of the Partnership’s BUCs on the NYSE on the grant date. The Partnership awarded the Managers a total of 18,270 RUAs on February 26, 2024, with a grant date fair value of $16.62 per unit.
(2)
Each individual held 2,912 outstanding and unvested RUAs as of December 31, 2024.

Compensation Committee Interlocks and Insider Participation

Since we do not have a standing compensation committee, governance and compensation decisions are made by the entire Board of Managers. The members of the Board of Managers are disclosed above under the caption “Item 10. Directors, Executive Officers and Corporate Governance.” During the year ended December 31, 2024, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a manager or member of the Board of Managers.

HOUSEHOLDING

BUC Holders who share the same last name and address may receive only one copy of the Notice of Internet Availability of Consent Materials (“E-Proxy Notice”) unless we receive contrary instructions from any BUC Holder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice to our Chief Financial Officer, Greystone Housing Impact Investors LP, 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, or by telephone at (402) 952-1235.

OTHER MATTERS

Neither Greystone Manager’s Board, the General Partner, nor the Partnership’s management are aware of any other matters to be presented to the BUC Holders for their consent. The Partnership will pay the cost of preparing, assembling, and mailing the E-Proxy Notice and other proxy materials and soliciting consents for this consent solicitation. The Partnership may reimburse brokers and other nominees for costs they incur in forwarding proxy materials to BUC Holders in accordance with applicable rules. In addition to solicitation by mail, managers, officers, and employees of Greystone Manager and its affiliates may solicit consents personally, by telephone, electronically, or by other means of communication. If such managers, officers, or employees were to solicit consents, they would receive no additional compensation for their services. In addition, we have made arrangements with a third-party soliciting firm to assist in soliciting consents for this consent solicitation, and will we pay such firm customary compensation for its service, including reasonable out-of-pocket expenses.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership files annual, quarterly, and current reports, and other documents with the SEC under the Securities Exchange Act of 1934, as amended. The Partnership’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. The E-Proxy Notice also contains instructions on how to access the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which includes the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Partnership. Additionally, reports filed with the SEC including the financial statements thereto, are posted on our website at www.ghiinvestors.com. The information provided on our website is not part of this Consent Solicitation Statement, and therefore is not incorporated by reference.

Statements contained in this Consent Solicitation Statement, or in any document incorporated into this Consent Solicitation Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit or appendix with the SEC.

You should rely only on the information contained in this document and the appendices to this document. No one has been authorized to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and the delivery or availability of this document to the Partnership’s BUC Holders shall not create any implication to the contrary. All information regarding the Partnership in this document has been provided by the Partnership. If any material change occurs during the period that this Consent Solicitation Statement is required to be delivered, this Consent Solicitation Statement will be supplemented or amended.

Appendix A

FIRST AMENDMENT TO

AMENDED AND RESTATED GREYSTONE HOUSING IMPACT INVESTORS LP

2015 EQUITY INCENTIVE PLAN

This amendment (this “Amendment”) to the Amended and Restated Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Plan”) is made and adopted as of April 21, 2025 by the Board of Managers (the “Board”) of Greystone AF Manager LLC, a Delaware limited liability company (the “Company”), which is the general partner of America First Capital Associates Limited Partnership Two, a Delaware limited partnership, which is the general partner of Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”).

1.
Section 9 of the Plan is hereby amended and replaced in its entirety to read as follows:

“Section 9. Term of the Plan. The Plan shall be effective as of the Effective Date. The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available for delivery under the Plan have been issued to Participants, or (iii) June 24, 2027. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

2.
This Amendment shall become effective and incorporated into the Plan on the date of approval of the Amendment by the holders of the Units of the Partnership.

3.
All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

4.
Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Partnership has caused this Amendment to be executed on its behalf by its duly authorized officer effective as of the date first set forth above.

GREYSTONE HOUSING IMPACT INVESTORS LP

By: /s/ Kenneth C. Rogozinski

Name: Kenneth C. Rogozinski

Title: Chief Executive Officer

Appendix B

AMENDED AND RESTATED

GREYSTONE HOUSING IMPACT INVESTORS LP

2015 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan. The Greystone Housing Impact Investors LP 2015 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Greystone Housing Impact Investors LP (the “Partnership”) and the Company and their Affiliates (as defined below), including America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”), which is the general partner of the Partnership, by providing to Employees and/or Managers incentive compensation awards based on Units (as defined below) to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

Section 2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, an Other Unit-Based Award, or a Unit Award granted under the Plan, and includes any tandem DERs granted with respect to a Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Managers of the Company.

“Cause” means, except as otherwise provided in the terms of an Award Agreement, (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his or her obligations under an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a program of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company;

(iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership; or

(v) except with respect to Other Unit-Based Awards evidenced by “Performance Unit-Based Award Agreements” which provide for the deferral of compensation and are subject to Section 409A of the Code (“Section 409A Performance Unit-Based Awards”), any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Company Manager subsequent to the Effective Date whose appointment, or nomination for election by the Company’s members, was approved by a vote of at least a majority of the Managers then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, then, to the extent required to comply with Section 409A of the Code, the transaction or event described in clause (i), (ii), (iii), (iv), or (v) above with respect to such Award must also constitute a “change of control event” as defined in Treasury Regulation § 1.409A-3(i)(5).

For the avoidance of doubt, clause (v) of this definition shall not constitute a “Change of Control” for purposes of any Section 409A Performance Unit-Based Award.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Company” means Greystone AF Manager LLC, a Delaware limited liability company.

“DER” or “Distribution Equivalent Right” means a contingent right, which may be granted, if it all, only in tandem with a specific Phantom Unit Award, to receive with respect to each Phantom Unit subject to the Award an amount in cash, Units, and/or Phantom Units equivalent in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means June 24, 2015, provided that the Plan is approved by the holders of Units of the Partnership within 12 months following June 24, 2015.

“Employee” means an employee of the Company or an Affiliate of the Company, who performs services for the Company, the Partnership, or an Affiliate of either.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“General Partner” has the meaning set forth in Section 1 of this Plan.

“Manager” means a member of the Board of Managers of the Company.

“Option” means an option to purchase Units granted under this Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(d) of this Plan.

“Participant” means an Employee or Manager granted an Award under this Plan.

“Partnership” has the meaning set forth in Section 1 of this Plan.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof, or other entity.

“Phantom Unit” means a notional share granted under this Plan that, upon vesting, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Plan” means the Greystone Housing Impact Investors LP 2015 Equity Incentive Plan, as may be amended from time to time.

“Restricted Period” means the period of time established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under this Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Time-Based Phantom Unit Award” has the meaning set forth in Section 6(b)(1) of this Plan.

“Time-Based Restricted Unit Award” has the meaning set forth in Section 6(b)(2) of this Plan.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a beneficial unit certificate of the Partnership representing an assigned limited partnership interest of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive, in cash or Units, as determined in the sole discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

Section 3. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing (including an email, fax, or other electronic communication that is authenticated according to the Uniform Electronic Transactions Act or that is deemed signed by the Committee’s Chair), shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) designate Participants; (b) determine the type or types of Awards to be granted to a Participant; (c) determine the number of Units to be covered by Awards; (d) determine the terms and conditions of any Award (including, but not limited to performance requirements for such Award); (e) determine whether, to what extent, and under what circumstances Awards may be exercised, canceled, forfeited, or settled (and, if settled, whether and the extent to which settlement is in Units, cash, other property, or any combination thereof), and the method or methods by which Awards may be exercised, canceled, forfeited, or settled; (f) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (g) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (h) take any action or exercise any power or right reserved, explicitly or implicitly, to the Committee under the Plan or any Award Agreement; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. The Committee may, in its sole discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify an Award in any manner that is either (x) not adverse to the Participant to whom such Award was granted, or (y) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company, any Participant, and any other holder or beneficiary of any Award.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under this Plan is 1,000,000 Units.1 Units withheld from an Award to either satisfy the Company’s or an Affiliate’s tax withholding obligations with respect to the Award, or pay the exercise price of an Award, shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges, and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards. If no Units remain available under the Plan for issuance in settlement of an Award, such Award shall be settled in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award may consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate of the Partnership, or any other Person, or newly issued Units, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or securities, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall make such adjustments as it may deem appropriate and equitable, in its sole discretion, of any or all of the following: (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted; (ii) the number and type of Units (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award; (iv) the performance criteria (if any) for an Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager; (v) the appropriate Fair Market Value and other price determinations for such Awards; and (vi) any other limitations contained within this Plan or make provision for a cash payment to the holder of an outstanding Award; provided that, the number of Units subject to any Award shall always be a whole number.

1 Reflects 1-for-3 reverse split of the Units that became effective after market close on April 1, 2022.

Section 5. Eligibility. Any Employee or Manager shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.

Section 6. Awards.

(a) Options and UARs. The Committee shall have the authority to determine the Employees and Managers to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price thereof, the Restricted Period, if any, and other conditions and limitations applicable to the Option or UAR, including the terms and conditions set forth below in this Section 6(a). Each Option and UAR Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan, including the provisions set forth in this Section 6(a).

(1) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted, but may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(2) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or UAR grant, which may include, without limitation, a provision for vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, delivery to the Partnership of Units already owned by the Participant (provided that such Units have been owned by the Participant for at least six months prior to delivery to the Partnership), or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(3) Termination of Service; Forfeitures. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason (i) all outstanding, unvested Options and UARs as of the date of such termination shall be forfeited by the Participant; and (ii) the Participant may exercise his or her vested Options and UARs, but only on or prior to the date that is 90 days following the date of such termination (but in no event later than the expiration of the term of such Option or UAR, as set forth in the applicable Award Agreement); provided that, notwithstanding the foregoing provisions of this subsection (3)(ii), if the termination of the Participant’s service relationship was on account of death or disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her vested Options and UARs, but only on or prior to the date that is one year following the date of such termination (but in no event later than the expiration of the term of such Option or UAR, as set forth in the applicable Award Agreement).

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Managers to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. Each Restricted Unit and Phantom Unit Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan, including the provisions set forth in this Section 6(b).

(1) DERs. To the extent provided by the Committee, in its sole discretion, a grant of Phantom Units may or may not include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the sole discretion of the Committee), be “reinvested” in Restricted Units or additional Phantom Units, and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. Absent a contrary provision in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, with respect to a Phantom Unit Award that vests only upon continued service as an Employee or Manager (a “Time-Based Phantom Unit Award”), upon a distribution with respect to a Unit, DERs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions. Notwithstanding the foregoing sentence, the Committee may provide that DERs paid with respect to a Time-Based Phantom Unit Award be used to acquire additional Phantom Units for the Participant, and such additional Phantom Units may be subject to such vesting and other terms as the Committee may prescribe. With respect to a Phantom Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager, DERs equal in value to such distribution that would otherwise be payable on or after the date of grant but prior to vesting of the associated Phantom Unit Award shall be credited to a bookkeeping account established by the Company, which bookkeeping account shall not bear interest and shall be subject to forfeiture until such time as the associated Phantom Unit Award vests, and the amounts credited to such bookkeeping account shall be paid to the holder of the Phantom Unit Award within 30 days following the vesting of the associated Phantom Unit Award.

(2) UDRs. To the extent provided by the Committee, in its sole discretion, a grant of Restricted Units may provide for a tandem grant of UDRs which shall be subject to the same forfeiture and other restrictions as the Restricted Unit. Absent a contrary provision in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, with respect to a Restricted Unit Award that vests only upon continued service as an Employee or Manager (a “Time-Based Restricted Unit Award”), upon a distribution with respect to a Unit, UDRs equal in value to such distribution shall be paid promptly to the Participant in cash without vesting restrictions. Notwithstanding the foregoing sentence, the Committee may provide that UDRs paid with respect to a Time-Based Restricted Unit Award be used to acquire additional Restricted Units for the Participant, and such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. With respect to a Restricted Unit Award that vests upon satisfaction of performance criteria other than continued service as an Employee or Manager, UDRs equal in value to such distribution that would otherwise be payable on or after the date of grant but prior to vesting of the associated Restricted Unit Award shall be credited to a bookkeeping account established by the Company, which bookkeeping account shall not bear interest and shall be subject to forfeiture until such time as the associated Restricted Unit Award vests, and the amounts credited to such bookkeeping account shall be paid to the holder of the Restricted Unit Award upon the vesting of the associated Restricted Unit Award.

(3) Forfeitures. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited upon such termination.

(4) Lapse of Restrictions.

(A) Phantom Units. Upon the vesting of each Phantom Unit and any terms of the Phantom Unit Award relating to payment, and further subject to the provisions of Section 8(b) of this Plan, the Participant shall receive from the Company one Unit or cash equal to the Fair Market Value of one Unit on the date of vesting. Whether a Phantom Unit Award is settled in Units or cash shall be determined in the sole discretion of the Committee.

(B) Restricted Units. Upon the vesting of each Restricted Unit, subject to the provisions of Section 8(b) of this Plan, the restrictions shall be removed with respect to his or her Unit, including any restrictions set forth on any Unit certificate, so that the Participant then holds an unrestricted Unit.

(5) Rights as a Unitholder. Subject to any contrary provision or conditions of an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate, upon receipt of a Restricted Unit Award, the Participant shall have the rights, if any, of a holder of Units of the Partnership with respect to the voting of the Units subject to the Award.

(c) Unit Awards. Unit Awards may be granted under the Plan to such Employees and/or Managers and in such amounts as the Committee, in its sole discretion, may select. Each Unit Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan.

(d) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees and/or Managers as the Committee, in its sole discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in, or otherwise based on or related to Units, in whole or in part. Each Other Unit-Based Award shall be evidenced by an Award Agreement, in the form approved by the Committee, and may contain such provisions as the Committee deems appropriate; provided that, such terms and conditions are not inconsistent with the provisions of the Plan. Upon vesting, an Other Unit-Based Award may be settled in cash, Units (including Restricted Units), other property, or any combination thereof, as determined in the sole discretion of the Committee. Except as otherwise provided in the terms of an Award Agreement or the terms of any written employment agreement between the Participant and the Company or any Affiliate, upon termination of all of a Participant’s service relationships, as applicable, with the Company and all of its Affiliates as an Employee or Manager for any reason, all outstanding, unvested Other Unit-Based Awards awarded the Participant shall be automatically forfeited upon such termination.

(e) General.

(1) Awards May Be Granted Separately or Together. Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other program of the Company or any Affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards granted under any other program of the Company or any Affiliate of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(2) Limits on Transfer of Awards. Except as otherwise provided in an Award Agreement or any written employment agreement between the Participant and the Company or any Affiliate:

(A) Each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company, the Partnership, or any Affiliate of the Company.

(3) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(4) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(5) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(6) Delivery of Units or Other Securities; Payment of Consideration. Notwithstanding anything in this Plan, any Award Agreement, or employment agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be delayed for any period during which, in the good faith determination of the Committee, the Company or Partnership is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to this Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company or Partnership, as the case may be.

(7) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, or unless the Committee shall determine otherwise in an Award Agreement, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:

(A) provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated without payment), or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights, or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests, values and prices, including, but not limited to, exercise prices;

(C) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;

(D) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(E) provide that the Award cannot be exercised or become payable after such event (i.e., shall terminate upon such event).

(8) Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c) and Section 6(e)(7), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s Unitholders so as to (A) reduce the Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR, or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Units, cash, or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or (D) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the national securities exchange on which the Units are listed. Subject to Section 4(c) and Section 6(e)(7), the Committee shall have the authority, without the approval of the Partnership’s Unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.

(9) Section 83(b) Election. An Award Agreement may provide that the Participant may make an election under Section 83 (b) of the Code with respect to an Award of Restricted Units and/or Phantom Units. If the Participant chooses to make an election under Section 83(b) of the Code, such Section 83(b) election must be filed with the Internal Revenue Service within 30 days after the date of grant of the Award to which the election relates, and a copy of the election shall be provided to the Company.

Section 7. Amendment, Modification, and Termination. The Board may amend, modify, suspend, or terminate this Plan (and the Committee may amend an Award Agreement), except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall apply to such Participant without the consent of such Participant, and (ii) no amendment or alteration shall be effective prior to its approval by the holders of Units of the Partnership to the extent such approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s Units are listed, including any amendment that (A) expands the types of Awards available under this Plan, (B) materially increases the number of Units available for Awards under this Plan, (C) materially expands the classes of persons eligible for Awards under this Plan, (D) materially extends the term of this Plan, (E) materially changes the method of determining the exercise price of Options or UARs, or (F) deletes or limits any provisions of this Plan that prohibit the repricing of Options or UARs.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate of the Company is authorized to withhold from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant at the time of the creation of compensation as defined in the applicable tax or withholding laws, rules, or regulations or at any later time, the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company or Partnership to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate of the Company or in the service of the Company or any Affiliate of the Company as a Manager. Furthermore, the Company or an Affiliate of the Company may at any time dismiss a Participant from employment or service free from any liability or any claim under this Plan, unless otherwise expressly provided in the Plan, any Award Agreement, or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

(e) Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership, or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company, the

Partnership, or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company, the Partnership, or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any natural person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such natural person, or may be applied for the benefit of such natural person in any manner that the Committee may select, and the Company and any Affiliate of the Company shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of such Affiliate, and to the extent the Partnership has an obligation to reimburse such Affiliate for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to such Affiliate, and, if made to the Company, shall be received by the Company as agent for such Affiliate.

(l) Gender and Number. Where the context deems it appropriate, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

(m) Compliance with Section 409A.

(1) Awards made under this Plan are intended to be exempt from Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with such intent. As such, unless the Committee provides otherwise in an Award Agreement, each Award (other than Options and UARs structured to be exempt from the requirements of Section 409A of the Code) shall be settled no later than two and one-half months after the end of the first year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

(2) If the Committee determines that an Award is intended to be “deferred compensation” subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code and the following shall govern such award:

(A) Except as otherwise provided in the Award Agreement or any written employment agreement between the Participant and the Company or any

Affiliate, any payment due upon a Participant’s cessation of providing services shall be paid only upon such the Participant’s “separation from service” within the meaning of Section 409A of the Code.

(B) Any payment to be made with respect to such Award in connection with the Participant’s separation from service within the meaning of Section 409A of the Code (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A of the Code.

(C) To the extent necessary to comply with Section 409A of the Code, any other securities, other Awards or other property that the Company or the Partnership may deliver in lieu of Units in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Units that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A of the Code).

(D) If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(E) If the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.

(n) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate of the Company, or the Committee makes any commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any Person participating or eligible to participate under this Plan.

(o) Claw-Back Policy. All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Partnership or the Company prior to, on, or after the Effective Date of this Plan, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

Section 9. Term of the Plan. The Plan shall be effective as of the Effective Date. The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available for delivery under the Plan have been issued to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Approved by Board June 24, 2015

Consent of Unitholders effective September 15, 2015

Amended effective as of September 10, 2019

Amended and restated December 5, 2022

Consent Form

CONSENT SOLICITATION OF BUC HOLDERS OF

GREYSTONE HOUSING IMPACT INVESTORS LP

Expiring on June 16, 2025

VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your Consent Form available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your Consent Form available when you call.

Vote online/phone until 11:59 PM EDT on June 16, 2025.

MAIL - Sign, date and mail your Consent Form in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your Consent material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF CONSENT MATERIAL: The Notice of Consent Solicitation, Consent Solicitation Statement, Consent Form, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/26777

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00040000000000000000 2 061625

THE BOARD OF MANAGERS OF GREYSTONE MANAGER RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

When properly executed, this Consent Form will be voted as indicated or "FOR" the proposal if no choice is indicated. If you vote online or by telephone, you do NOT need to return this Consent Form.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of BUC Holder ______ Date: ______ Signature of BUC Holder ______ Date: ______

Note: Please sign exactly as your name or names appear on this form. When BUCs are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

CONSENT SOLICITATION OF BUC HOLDERS OF

GREYSTONE HOUSING IMPACT INVESTORS LP

Expiring on June 16, 2025

GREYSTONE HOUSING IMPACT INVESTORS LP

The undersigned holder of beneficial unit certificates ("BUC Holder") of Greystone Housing Impact Investors LP (the "Partnership") hereby revokes all prior consents given with respect to the matters covered hereunder and acknowledges receipt of the Consent Solicitation Statement dated April 30, 2025 (the "Consent Solicitation Statement") of the Partnership. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Consent Solicitation Statement. Every BUC Holder who wishes to vote with regard to the proposal described in the Consent Solicitation Statement and this Consent Form must vote in accordance with one of the methods described above. BUC Holders may revoke their consents at any time prior to 11:59 p.m. EDT on June 16, 2025 (i) by dating, signing, and delivering to the Partnership a written notice that clearly expresses the revocation of consent, or (ii) by delivering a properly executed, subsequently dated Consent Form withholding a previously granted consent. Any such written notice or later dated Consent Form should be sent to the principal executive offices of the Partnership at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, Attention: Jesse A. Coury, Chief Financial Officer. Any revocation received after the Partnership's receipt of the Required Consent will not be effective.

(Continued and to be signed on the reverse side)

COMMENTS:

14475